                                                                     EXHIBIT 2.3

                             ACQUISITION AGREEMENT



     ACQUISITION AGREEMENT, dated as of May 10, 1996 (this "Agreement"), among Young Broadcasting, Inc., a Delaware corporation ("Buyer"), on the one hand, and KCAL Broadcasting, Inc., a California corporation ("Seller"), KCAL-TV, Inc., a California corporation and the owner of all of the issued and outstanding common stock of Seller and Disney Enterprises, Inc., a Delaware corporation and the owner of all of the issued and outstanding preferred stock of Seller (collectively, the "Stockholders").


                                 RECITALS:
                                 --------

     1. Stockholders own all of the issued and outstanding capital stock of Seller; and

     2. Seller operates television station KCAL, Channel 9, in Los Angeles, California (the "Station"); and

     3. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller (a) all of the operations, assets, goodwill and business of Seller used in the business and operation of the Station (the "Business") and (b) the capital stock of Fidelity Television, Inc. ("Fidelity"), which holds the licenses issued by the Federal Communications Commission (the "FCC") under which the Station is operating.


                                 AGREEMENT
                                 ---------


     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and upon and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

                                 ARTICLE I
                                 ---------

                                 DEFINITIONS
                                 -----------

  "Accounts Receivable" has the meaning set forth in Section 2.01(e).
   -------------------

  "Acquired Assets" has the meaning set forth in Section 2.01.
   ---------------

  "Affiliate" means a person that directly or indirectly controls, is
   ---------
   controlled by, or is under common control with, a specified person.

     "Assumed Contracts" has the meaning set forth in Section 2.01(b).
      -----------------

     "Assumed Liabilities" has the meaning set forth in Section 2.03.
      -------------------

     "Assumed Plans" has the meaning set forth in Section 2.03.
                    -------------------------------------------

     "Business" has the meaning set forth in the Recitals.
      --------

     "Claims" has the meaning set forth in Section 7.01(a).
      ------

     "Closing" has the meaning set forth in Section 3.03.
      -------

     "Closing Date" has the meaning set forth in Section 3.03.
      ------------

     "Code" means the Internal Revenue Code of 1986, as it may be amended.
      ----

     "Employees" has the meaning set forth in Section 5.01(k).
      ---------

     "Encumbrance" means any claim, charge, lease, covenant, encumbrance,
      -----------
security interest, lien, option or pledge imposed by agreement, understanding, law, equity or otherwise.

     "Equipment" has the meaning set forth in Section 2.01(c).
      ---------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" means Seller, any Affiliate of Seller or any trade
      ----------------
or business, whether or not incorporated, which together with Seller would be deemed a "single employer" within the meaning of Code Section 414.

     "Excluded Assets" has the meaning set forth in Section 2.02.
      ---------------

     "Excluded Liabilities" has the meaning set forth in Section 2.03.
      --------------------

     "FCC" has the meaning set forth in the Recitals.
      ---

     "FCC Orders" means all orders and approval, approvals and consents
      ----------
of the FCC required in connection with the consummation of the transactions contemplated herein, which consents shall have become a Final Order.

     "Fidelity" has the meaning set forth in the Recitals.
      --------

     "Fidelity Stock" has the meaning set forth in Section 2.01(a).
      --------------

     "Financial Statements" has the meaning set forth in Section 5.01(i).
      --------------------

     "Final Order" means an action by the FCC which has not been reversed,
      -----------
stayed, enjoined, set aside, annulled or suspended, with respect to which no timely request for stay, petition, for rehearing or appeal or action of the FCC of its own motion with comparable effect is pending and as to which the time for filing any such request, petition or appeal or for the taking of any such action by the FCC of its own motion has expired.

     "Governmental Authority" means any government or any agency, court,
      ----------------------
department or other instrumentality of any government, whether federal, state or local.

  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements
      -------
Act of 1976, as it may be amended.

 "Indemnified Party" has the meaning specified in Section 7.01(d)(i).
      -----------------

     "Indemnifying Party" has the meaning specified in Section 7.01(d)(i).
      ------------------

  "Indemnity Escrow Amount" has the meaning set forth in
      -----------------------
Section 7.19.

 "PBGC" means the Pension Benefit Guaranty Corporation, a body corporate
      ----
within the Department of Labor, or any successor thereto.

     "Plans" means any employee benefit plan sponsored or maintained by
      -----
Seller or an ERISA Affiliate which exists for the purpose of providing benefits to a group which includes any Employee

  "Purchase Price" has the meaning set forth in Section 3.02.
      --------------

 "Real Property" has the meaning set forth in Section 2.01(d).
      -------------

"Required Consents" means the consents to the assignment by Seller to Buyer of
 ----------------
all rights under (i) those Assumed Contracts listed as items 1, 2 3 and 6 on
Schedule 4.01 (f) hereto and (ii) substantially all of the remaining items on said Schedule.

     "Station Working Capital Certificate" shall mean the certificate in
      -----------------------------------
the form attached as Schedule 4.01(k).

     "WARN Act" means the Worker Adjustment and Retraining Notification Act, 29
      --------
U.S.C. (S)(S) 2101 et seq.
                   -- ---

                                 ARTICLE II
                                 ----------

                                 ACQUIRED ASSETS
                                 ---------------


     2.01 Definition of Acquired Assets.  The term "Acquired Assets" shall mean
          -----------------------------
all of the rights, properties and assets of Seller of every type and character, tangible or intangible, known or unknown, wherever located, owned, leased, licensed, held or used in any way in connection with the Business or relating thereto, whether owned, leased, licensed, held or used by Seller, Stockholders or their respective Affiliates (except for the Excluded Assets), including, but not limited to, all of the following assets:

     (a) Fidelity Stock.  All shares of capital stock of Fidelity (the "Fidelity
         --------------
Stock").

     (b) Contracts.  All right, title and interest of Seller in, to and under
         ---------
all contracts, leases, agreements, commitments and all other legally binding arrangements, whether oral or written, that relate to the Business, as identified on Schedule 5.01(d) (the "Assumed Contracts").

     (c) Equipment.  All furniture, materials, supplies, motor vehicles,
         ---------
cameras, editing and graphics equipment, monitors and other equipment of Seller that is used in the Business, as identified on Schedule 5.01(g) (the "Equipment").

     (d) Real Property.  All right, title and interest of Seller in all real
         --------------
property which is owned by Seller and used in the Business, as identified on
Schedule 5.01(h), together with all buildings, improvements, fixtures and other appurtenances thereto (the "Real Property").

     (e) Accounts Receivable.  All accounts receivable of Seller on the Closing
         -------------------
Date arising from the sale of advertising time and production services in connection with out of the Business (the "Accounts Receivable").

     (f) Prepaid Expenses.  All prepaid expenses of Seller on the Closing Date
         ----------------
relating to the Business.

     (g) Books and Records.  All books of account, general, financial,
         -----------------
accounting and personnel records, files, invoices, advertiser information and other data owned by Seller on the Closing Date and used or held for use in the Business including, without limitation, photocopies or magnetic disk, tape or other computer storage media and attendant computer hardware, FCC required station records, programming information and studies, technical information and engineering data.

     (h) Permits.  All transferable permits, licenses or franchises issued to
         -------
Seller, Stockholders or any Affiliate thereof by any Governmental Authority in connection with or relating to the Business, as identified on Schedule 5.01(q).

     (i) Tangible Personal Property.  All of Seller's right,  title and
         --------------------------
interest in the tangible personal property, including, without limitation, antennas, cables, receivers, towers, transmitters, and other eEquipment,
(i) owned or used by Seller and physically located at the Real Property on the date hereof and used in connection with the operation of the Station as identified on Schedule 5.01(g), (ii) owned or used by Seller and not physically located at the Real Property on the date hereof but used in connection with the operation of the Station as identified on Schedule 5.01(g).

     (j) Intangible Property.  All of Seller's rights to the copyrights,
         -------------------
patents, patent applications, service marks, trademarks, trade names, logos, emblems and slogans owned by or licensed to Seller and used in connection with the operation or business of the StationBusiness (including promotional materials relating thereto), and the goodwill associated therewith and with the business of SellerBusiness or the operation of the Station, as described on Schedule 2.01(j) hereto (the "Intangible Rights").

     2.02 Excluded Assets.  Notwithstanding any other terms or provisions
          ---------------
hereof, those assets of Seller used in connection with the Business which are specifically identified on Schedule 2.02

(the "Excluded Assets") hereto shall not be part of the Acquired Assets and shall be retained by Seller.


     2.03 Liabilities Not Assumed.  Except for the liabilities and obligations
          -----------------------
specifically identified on Schedule 2.03 hereto, (the "Assumed Liabilities"), Buyer shall not assume, shall not take the Acquired Assets subject to, and shall not be liable for any liabilities or obligations of any kind or nature of Seller, Stockholders, any Affiliate of either or of any other person or entity (the "Excluded Liabilities"). The Assumed which Buyer will assume upon
Closing are all multiemployer plans within the meaning of Section 3(37) of ERISA and are the following, and there are no such Plans other than the followingLiabilities shall also include, and Buyer shall become liable for those liabilities and obligations under, the following Plans (the "Assumed Plans") which arise subsequent to the Closing Date: the I.A.T.S.E. Local
#816 Entertainment Industry Flex Plan, I.A.T.S.E. Local #33 Section 401(k) Plan, I.A.T.S.E. Local #33 Pension Trust, the A.F.T.R.A. Retirement Fund and the A.F.T.R.A. Health Fund. Except as set forth in Section 6.01(c),
Asthe Excluded Liabilities shall include, and Buyer shall have no obligations with respect to, any Plans other than the Assumed Plans. Seller and Buyer acknowledge and agree that Buyer is not assuming any obligation which Seller, had it continued with the ownership of the Station, may have had, through its hourly retirement plan to provide certain Employees covered by collective bargaining agreements and in the employ of the Seller prior to January 1, 1994 with post-retirement health and welfare benefits. Nothing herein shall be construed to create any rights against Seller in favor of any Employee, nor shall anything herein constitute an acknowledgment by Seller that any such rights exist.


                                 ARTICLE III
                                 -----------

                                 PURCHASE AND SALE OF ASSETS
                                 ---------------------------


     3.01 Agreement to Purchase and Sell Assets.  Subject to the terms and
          -------------------------------------
conditions hereof, at the Closing, Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall acquire and purchase from Seller, all right, title and interest in and to the Acquired Assets.

     3.02 Purchase Price.  The total purchase price ("Purchase Price") to
          --------------
be paid to Seller by Buyer at the Closing for the Acquired Assets shall be (i) $385,000,000, plus or minus any adjustments thereto as provided in $_______________this Agreement, payable as set forth in Section
3.05(a) hereof, and (ii) the assumption of the Assumed Liabilities identified on
Schedule 2.03. The purchase pPurchase Price shall be decreased by the amount by which Station Working Capital as at the Closing Date is less than $187,000,000, and shall be increased by the amount by which Station Working Capital as at the Closing Date is greater than $17,000,000. For purposes of this Section 3.02(b), "Station Working Capital" shall be as defined in the certificate to be delivered at Closing by Seller in accordance with Section 4.01(k)Station Working Capital Certificate.

     3.03 Time and Place of Closing.  The closing under this Agreement (the
          -------------------------
"Closing") shall take place in New York, New York at the offices required by Buyer's financial institutions, or such other place as the parties shall mutually agree, on the fifth business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article IV shall be fulfilled or waived in accordance herewith, or such other date as the parties hereto may agree upon in writing, which date, as the same may be so changed, is referred to herein as the "Closing Date".

     3.04 Documents to be Delivered to Buyer by Seller.  Subject to the
          --------------------------------------------
fulfillment of the conditions set forth in Section 4.01 hereof (or waiver thereof by Buyer), at the Closing Seller shall deliver to Buyer:

     (a) such bills of sale, deeds, transfer documents, assignments and other documents, in form and substance reasonably satisfactory to Buyer's counsel, as Buyer may request to effect the sale, assignment, conveyance and transfer to Buyer of all right, title and interest in and to the Acquired Assets; and

     (b) the certificates, consents and other documents referred to herein, in form and substance reasonably satisfactory to Buyer's counsel, required to be delivered to Buyer by Seller; and

     (c) the opinion of Seller's FCC Ccounsel, Morrison & Foerster, in form and substance reasonably acceptable to Buyer; and

     (d) a title insurance bindercommitment from a responsible title insurance company of a commitment to issue a title policy insuring Buyer as to the title (subject only to customary exceptions) of each parcel of the Real Property).

  (e) Stock certificates representing the Fidelity Stock, duly endorsed, or accompanied by stock powers duly executed, in blank.

 3.05 Documents to be Delivered to Seller by Buyer.  Subject to the
          --------------------------------------------
fulfillment of the conditions of Section 4.02 hereof (or waiver thereof by Seller), at the Closing Buyer shall deliver to Seller the following:

     (a) the Purchase Price, less the amount of the Indemnity Escrow, by wire transfer to the account of Seller designated to Buyer by Seller in writing not less than two business days prior to the Closing;

  (b) the Indemnity Escrow Amount, by wire transfer to the Indemnity Escrow Agent referred to in Section 7.19; and

 (c) the certificates, consents and other documents referred to herein, in form and substance reasonably satisfactory to Seller's counsel, required to be delivered to Seller by Buyer.

                                 ARTICLE IV
                                 ----------

                CONDITIONS PRECEDENT TO OBLIGATIONS AT CLOSING
                ----------------------------------------------


     4.01 Conditions to Obligations of Buyer.  All the obligations of Buyer
          ----------------------------------
under this Agreement to be performed at the Closing are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived at the sole discretion of Buyer:

     (a) Representations and Warranties of Seller and Stockholders.  Each
         ---------------------------------------------------------
representation and warranty of Seller and Stockholders contained in this Agreement shall be deemed to be made again at and as of the Closing Date and shall be true and accurate in all material respects as of the Closing Date, except to the extent that any such representation or warranty shall be incorrect because of changes occurring or arising after the date hereof as a result of actions permitted hereby which do not materially adversely affect the Acquired Assets.

     (b) Officer's Certificate.  Buyer shall have received a certificate of an
         ---------------------
officer of Seller and Stockholders certifying that (i) the representations and warranties of Seller and Stockholders made herein are true and correct as if made again at and as of the Closing Date, except to the extent that such representations and warranties shall be incorrect because of events or changes permitted by Section 4.01(a) above and, and (ii) all covenants of Seller and sStockholders made herein shall have been performed and complied with in all material respects.

     (c) Consents.  The FCC Orders and all other material consents, approvals
         --------
and authorizations of any Governmental Authority shall have been obtained.

     (d) No Material Adverse Change.  There shall not have been any material
         --------------------------
adverse change in or affecting the Business or the Acquired Assets or Assumed Liabilities subsequent to the date hereof.

     (e) Performance by Seller.  Seller shall have performed and complied in all
         ---------------------
material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, and not waived in writing by Buyer, on or before the Closing Date.

     (f) Required Consents.  All Required Consents shall have been obtained
         -----------------
without condition adverse to Buyer and shall be valid and outstanding on the Closing Date.

     (g) No Actions or Proceedings.  No action or proceeding shall be pending
         -------------------------
beforeinstituted by a Governmental Authority shall be pending challenging the validity of this Agreement or seeking to delay, or demanding damages from Buyer, in the event of consummation of the transactions for which this Agreement provides.

     (h) Hart-Scott-Rodino.  The waiting period under the HSR Act shall have
         -----------------
expired or been terminated and there shall not be outstanding any order of a court restraining the transactions contemplated hereby.

     (i) Deliveries.  Seller shall have made or stand willing to make all the
         ----------
deliveries to Buyer set forth in Section 13.13.04 hereof.

     (j) FCC Renewal.  The FCC shall have granted the renewal of the main
         -----------
Station license in accordance with its normal practicesfor a full license term (commencing on expiration of its prior term) without conditions materially adverse to Buyer.

     (k) Station Working Capital Certificate.  Seller shall have delivered the
         -----------------------------------
Station Working Capital Certificate in the form attached as Schedule 4.01(k).

     4.02 Conditions to Obligations of Seller and Stockholders. All obligations
          ----------------------------------------------------
of Seller and Stockholders under this Agreement to be performed at the Closing are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived at the sole discretion of Seller and Stockholders:

     (a) Representations and Warranties of Buyer.  Each representation and
         ---------------------------------------
warranty of Buyer contained in this Agreement shall be deemed to be made again at and as of the Closing Date and shall be true and accurate in all material respects as of the Closing Date, except to the extent that any such representation or warranty shall be incorrect as a result of actions which are permitted hereby and which do not adversely affect Buyer's ability to perform its obligations hereunder.

     (b) Officer's Certificate.  Seller shall have received a certificate of an
         ---------------------
officer of Buyer certifying that (i) the representations and warranties of Buyer made herein are true and correct as if made again at and as of the Closing Date except to the extent that such representations and warranties shall be incorrect because of events or changes permitted by Section 4.02 (a) above and all covenants of Seller and stockholders, and (ii) all covenants of Buyer made herein shall have been performed and complied with in all material respects.

     (c) Consents.  The FCC Orders and all other material consents, approvals
         --------
and authorizations of any Governmental Authority shall have been obtained.

  (d)  Performance by Buyer.  Buyer shall have performed and complied
          --------------------
in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, and not waived in writing by Seller, on or before the Closing Date.

     (e) No Actions or Proceedings.  No action or proceeding instituted
         -------------------------
by a Governmental Authority shall be pending challenging the validity of this Agreement or seeking to delay, or demanding damages from Seller, in the event of consummation of the transactions for which this Agreement provides.

     (f) Hart-Scott-Rodino.  The waiting period under the HSR Act shall
         -----------------
have expired or been terminated and there shall not be outstanding any order of a court restraining the transactions contemplated hereby.

     (g) Deliveries.  Buyer shall have made or stand willing to make all
         ----------
the deliveries to Seller set forth in Section 3.05 hereof.


                                 ARTICLE V
                                 ---------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


     5.01 Of Seller and Stockholders. Each of Seller and Fidelity and
          --------------------------
Stockholders jointly and severally represent and warrant to Buyer as follows:

     (a) Organization and Standing.  Each of Seller and Fidelity
         -------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has full power to carry on its business as and where such business is now being conducted and to own and operate the properties and assets now owned or operated by it (including the Acquired Assets) and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification.

     (b) Corporate Authority.  Seller and each Stockholder has full corporate
         -------------------
power and authority to execute and deliver this Agreement and perform all of its obligations hereunder. The execution, delivery and performance of this Agreement by Seller and Stockholders and the consummation of the transactions contemplated hereby have been duly authorized by all corporate action necessary on the part of Seller and Stockholders. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate or conflict with the articles of incorporation or bylaws of Seller or Stockholders, (ii) conflict with or result (with the lapse of time or giving of notice or both) in a breach, default, termination, acceleration or forfeiture under any provision of any obligation, note, agreement, instrument or other document to which Seller or Stockholders is a party or by which Seller or Stockholders is otherwise bound, or to which the Acquired Assets are subject, or
(iii) violate any order, judgment, law, statute, rule or regulation applicable to Seller, Stockholders or the Acquired Assets, including, without limitation, applicable laws regarding fraudulent conveyances. This Agreement is the legal, valid and binding obligation of Seller and Stockholders enforceable in accordance with its terms.

     (c) Fidelity.  (i) The entire authorized capital stock of Fidelity is
         --------
600,000 shares of common stock, par value $10.00 per share, of which 208,585 shares are issued and outstanding. True and complete copies of the articles of incorporation and by-laws of Fidelity have been provided to Buyer. Seller owns all of the issued and outstanding capital stock of Fidelity, free and clear of any Encumbrances. The Fidelity Stock has been duly authorized, is validly issued and outstanding, fully paid and nonassessable; and (ii) Fidelity has no assets (other than the FCC licenses), liabilities or commitments of any nature and the FCC licenses have noare free and clear of any Encumbrances.

     (d) Contracts.   Schedule 5.01(d) sets forth a complete list of all Assumed
         ---------
Contracts. All of the Assumed Contracts are in full force and effect and are legal, valid and binding obligations of Seller enforceable by Seller in accordance with itstheir terms. Except as set forth on Schedule 5.01(d), Seller is not in material default under any Assumed Contract, nor has any event occurred which (with the lapse of time or the giving of notice or both) would constitute such a material default. No defense, set-offs or counterclaims have been asserted against Seller in respect of any of the foregoing. True and correct copies (or summaries thereof) of all the Assumed Contracts have been provided to Buyer.

     (e) Litigation and Other Proceedings.  Except as set forth on Schedule
         --------------------------------
5.01(e), there are no [material]material actions, suits, proceedings or investigations pending or, to the knowledge of Seller and Stockholders, threatened against or affecting, Seller, Fidelity or Stockholders or the Acquired Assets at law or in equity or before any Governmental Authority.
Except as set forth on Schedule 5.01(e) hereof, neither Seller, Fidelity nor Stockholders are subject to any continuing order, writ, injunction or decree of any Governmental Authority, applicable to it or to its business, assets (including the Acquired Assets), operations or employees.

     (f) Taxes.  All returns for Federal, state and local taxes and tax reports
         -----
of all kinds of Seller and Fidelity (or otherwise relating to the Business) for all periods prior to the date hereof required to be filed by Seller and Fidelity on or before the date hereof have been properly and timely filed (or extensions therefor have been obtained) and all payments required on or before such dates have been made (or are being contested in good faith by appropriate proceedings and are not material in the aggregate to the Business) and with respect to Fidelity is adequately reserved for and all tax reports required after the date hereof will be properly and timely filed by Seller and all taxes (including interest and penalties) properly and timely paid.

     (g) Equipment.  Schedule 5.01(g) sets forth a complete list of the
         ---------
tangible personal property and Equipment as of December 31, 1995. All of the tangible personal property and Equipment is in good working order on the date hereof except for normal wear and tear. Seller has good title to or a leasehold interest in the tangible personal property and Equipment, free and clear of any Encumbrances. All of the plants, structures, studios and offices, transmitting towers, antennae, transmitters and auxiliary equipment thereto, microwave towers and related equipment and all other machinery and equipment of Seller (whether owned or leased) used in connection with the operation of the Station are in good operating condition and repair with no material defects therein (ordinary wear and tear excepted), are fit for the purposes for which they are being utilized, and comply in all material respects with such requirements of the FCC as may be applicable.

     (h) Real Property.  Schedule 5.01(h) sets forth a description of the Real
         -------------
Property. Seller has heretofore delivered to Buyer a preliminary title report with respect to the Real Property including a description of the Real Property. By its execution of this Agreement, Buyer shall be deemed to approve all of the Encumbrances listed on the preliminary title reportSchedule 5.01(h). Except as listed on the preliminary title report, Seller has good and marketable title to the Real Property, free and clear of any Encumbrances.

     (i) Financial Statements.  Seller has heretofore delivered to Buyer
         --------------------
accurate and complete copies of (i) the audited balance sheets of the KCAL Broadcasting Group (as defined in such financial statements), as of September 30, 1995, and the related audited statements of income and cash flows for the three years in the period ended September 30, 1995, and (ii) an unaudited balance sheet of Seller dated March 31, 1996 and the related unaudited statements of income and cash flows for the period ending March 31, 1996 (the "Financial Statements"). All such Financial Statements, attached as Schedule 5.01(i), are correct and complete, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and present fairly the financial condition and results of operations of the KCAL Broadcasting Group as at the respective dates of such balance sheets and for the periods indicated in such statements of income.

     (j) Absence of Changes or Events.  Except as reflected in the Financial
         ----------------------------
Statements, since September 30, 1995, Seller has conducted its business only in the ordinary course consistent with prior practice and has not incurred any obligation or liability, except liabilities for trade or business obligations incurred in the ordinary course of business and consistent with its prior practice, which are not materially adverse in the aggregate.

     (k) Employees.  Seller has heretofore delivered to Buyer a true, complete
         ---------
and correct list as of March 26, 1996 of all persons who are employed by the Seller or by an Affiliate of Seller and provide substantially all of their services to the Station (the "Employees").

     (l)  Employee Benefit Plans.
          ----------------------

          (i) Compliance ERISA Benefit Plans. Schedule 5.01(d) sets forth
              ------------------------------
     a list of any pension, profit-sharing, thrift or other retirement plan, medical, hospitalization, vision, dental, life, disability or other insurance or benefit plan, deferred compensation, bonus, fringe benefit, savings or other incentive plan, severance plant or other similar plan, agreement, arrangement or under standing that is maintained, administered or contributed to b Seller, or any affiliate of Seller or by any trade or business, whether or not incorporated, which together with Seller would be deemed a "single employer" within the meaning of Section 4001 of ERISA ("ERISA Affiliate") for the benefit of any employee, former employee or independent contractor of Seller and any current or former employee of Seller of any affiliate of Seller whose primary responsibilities relate to the Station (the "Plans"). With respect to each Plan, Seller has furnished to Buyer a true and complete copy of the plan and any related trust document, the most current summary plan description and the most recently filed Form 5500 and all contracts relating to such plans to which Seller, any affiliate of Seller or any ERISA Affiliate may have any liability (e.g., insurance contracts, "stop-loss" insurance contracts and recordkeeping agreements), as applicable to each such plan. The employee benefit plans, as defined in Section 3(3) of ERISA, to which Seller contributes or has had an obligation to contribute and which Buyer will assume upon Closing are all multiemployer plans within the meaning of
     Section 3(37) of ERISA and are the following, and there are no such Plans other than the following: the I.A.T.S.E. Local #816 Entertainment Industry Flex Plan, I.A.T.S.E. Local #33 Section 401(k) Plan, I.A.T.S.E. Local #33 Pension Trust, the A.F.T.R.A. Retirement Fund and the A.F.T.R.A. Health Fund (collectively, the "Assumed Plans"). a consequence of Buyer's assumption of the Plans, Buyer shall become liable for all of Seller's liabilities or obligations of any kind or nature under the Plans which arise subsequent to the Closing Date. Seller has maintained each Assumed PlanEach Assumed Plan has been maintained in compliance with the applicable provisions of ERISA, its respective plan documents, the Internal Revenue Code of 1986, as amended (the "Code") and other applicable laws, except to the extent that failure to comply as such could not have a material adverse effect upon Buyer. Seller has not failed to make any required contributions to the Plans. None of the Plans is a party to any pending merger or asset or liability transfer.

          (ii) Multiemployer Pension Plans.  The only Assumed Plans that
               ---------------------------
     are multiemployer pension plans subject to Title IV orf ERISA are I.A.T.S.E. Local #33 Pension Trust and the A.F.T.R.A. Retirement Plan.
     With respect to the I.A.T.S.E. Local #33 Pension Trust and the A.F.T.R.A. Retirement Plan, (i) Seller has not withdrawn, partially withdrawn or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability, prior to the consummation of the transactions contemplated by this Agreement, (ii) Seller has not received any notice that either the I.A.T.S.E. Local #33 Pension Trust or the

     A.F.T.R.A. Plan is in reorganization, that increased contributions may be required to avoid a reduction in benefits or the imposition of any excise tax, or that either the I.A.T.S.E. Local #33 Pension Trust or the A.F.T.R.A. Retirement Plan is or may become insolvent, and (iii) there are no PBGC proceedings against or affecting either the I.A.T.S.E. Local #33 Pension Trust or the A.F.T.R.A. Retirement Plan.

          (iii)  Withdrawal Liability.  Buyer shall assume no obligation
                 --------------------
     for any withdrawal liability under the Plans which are subject to Title IV of ERISA that may arise due to the consummation of the transactions contemplated by this Agreement.

          (iv) Plan OperationERISA Compliance.  There has been no act or
                  --------------    ----------------
     omission by Seller with respect to any Plan that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (i) or Section 4071 of ERISA or Chapter 43 of the Internal Revenue CodeCode which would affect the Business. Except as noted on Schedule 5.01(d):

               (a) Each of the Assumed Plans intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification and each trust related thereto has been determined to be exempt from tax pursuant to section 501(a) of the Code. Seller will furnish to Buyer copies of the most recent Internal Revenue Service determination letters with respect to each Assumed Plan intended to be qualified.

               (b) None of Seller, any aAffiliate of Seller or any ERISA Affiliate has incurred any liability with respect to any Plans under Title IV of ERISA that could become, after the Closing Date, an Oobligation of Buyer.

               (c) No "reportable event," as such term is defined in section 4043(b) of ERISA, has occurred with respect to any Assumed Plan.

               (d) All contributions or other amounts payable by Seller, any Affiliate of Seller or any ERISA Affiliate with respect to each Plan through the Closing Date have been either paid or will be paid by Seller.

              (e) There are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Assumed Plans or any trusts related thereto.

               (f) None of Seller, any affiliate of Seller or any ERISA Affiliate has breached any of the fiduciary responsibility provisions of Title I of ERISA nor engaged in a transaction prohibited under
          Section 406 of ERISA or Section 4975 of the Code for which no exemption from the provisions thereof is available or was obtained.

               (g) No person employed by Seller, any affiliate of Seller or any ERISA Affiliate on or prior to the Closing Date will become entitled to compensation, bonus, retirement, severance, similar benefit or enhancement of such benefit solely as a result of the consummation of the transactions contemplated by this Agreement or the termination of employment as a result thereof which could create a liability or obligation that could become a liability or obligation of Buyer.

               (h) None of Seller, any aAffiliate of Seller or any ERISA Affiliate maintains or contributes to any severance plan, policy or program covering its eEmployees, except as set forth in Section 6.01(c).

               (i) Seller has not experienced any strikes, work stoppages, picketing, grievance proceedings, arbitrations, lockouts, slowdowns, any other labor disputes, claims of unfair labor practices filed or, to the best of Seller's knowledge, threatened to be filed, with respect to the operation of the Station. Seller has not committed any unfair labor practice as defined in the National Labor Relations Act of 1974, as amended, and there is not now pending, or, to the best of Seller's knowledge, threatened, any charge or complaint against Seller by the National Labor Relations Board or any representative thereof.

            (j) Except for the Buyer's obligations under the Assumed Plans, there are no liabilities or claims associated with the Plans which would have an adverse impact on the value of the assets of the business being acquired by Buyer pursuant to this Agreement.

     (m) No Further Liabilities.  Seller has no material liabilities or
         ----------------------
obligations of any nature, except liabilities that are reflected or disclosed in the Financial Statements or set forth in Schedule 5.01(m).

     (n) Compliance with Law.  Except as set forth in Schedule 5.01(e),
         -------------------
Seller and Stockholders have conducted the Business in material compliance with all applicable laws, orders, rules and regulations of Governmental Authorities.

     (o) No Material Adverse Change.  Since March 31, 1996, Seller and
         --------------------------
Stockholders have not suffered any change, event or condition which, in any case or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the Business.

     (p) Accounts Receivable.  The accounts receivable of Seller reflected in
         -------------------
the Financial Statements or arising after the date thereof arose from bona fide transactions in the ordinary course of business and, to Seller's knowledge, are not subject to any material counterclaim or set-off.

     (q) Permits and Licenses.  Schedule 5.01(q) contains a true and correct
         --------------------
list of all FCC licenses and all other material approvals, authorizations, consents, licenses, orders and permits of all governmental agencies required by the nature of the operations of the Station to permit the operation thereof in the manner in which it is currently conducted. Seller and Fidelity are in compliance with all such permits and licenses and all such permits and licenses are in full force and effect.

     (r) Patents, Trademarks and Copyrights.  Except as set forth in Schedule
         ----------------------------------
5.01(r), Seller does not own and is not licensed under any material copyrights, patents, patent applications, service marks, trademarks, trade names, logos, emblems or slogans used in the conduct of the business of the StationBusiness as now operated. There is no claim pending or, to Seller's knowledge, threatened against Seller with respect to the alleged infringement by Seller of any copyright, patent, patent application, service mark, trademark, trade name, logo, emblem or slogan owned by another, and to the best of Seller's knowledge, Seller is not infringing on any copyright, patent, patent application, service mark, trademark, trade name, logo, emblem or slogan owned by another.

     (s) Business Records.  All business records relating to the operation of
         ----------------
the Station, including the logos and the public inspection files required to be maintained by Seller as a licensee under the Rules and Regulations of the FCC, are complete in all material respects, have been maintained in all material respects in accordance with the Rules and Regulations of the FCC except as referred to on Schedule 5.01(e).

     (t) Labor Disputes.  There is no strike, work slowdown, picketing or any
         --------------
other labor dispute or disturbance pending or threatened against Seller which would materially adversely affect the bBusiness, properties, assets, prospects or goodwill of the Station, nor have there been in the three years preceding the date hereof any strikes, work slowdowns, picketing or any other material labor disputes or disturbances involving or affecting the Station. Except as set forth in Schedule 5.01(d), the Employees are not presently represented by, and, to the best of Seller's knowledge, are not seeking representation through, any union or other collective bargaining agent, and to the best of Seller's knowledge there is no union organizational activity being conducted in connection with the Employees.

     (u) Environmental Matters.  For the purposes of this paragraph the
         ---------------------
following terms shall have the following meanings: (i) the term "Hazardous Material" shall mean any material, substance or item that, whether by its nature or use, is subject to regulation under any Environmental Requirement, including but not limited to Polychlorinated Biphenyls, petroleum, pesticides, herbicides, asbestos and underground storage tanks; and (ii) the term "Environmental Requirements" shall collectively mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sec. 9601 et seq.), Super Fund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act (49 U.S.C. Sec. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et seq.), the Clean Air Act (42 U.S.C. Sec. 7401 et seq.) and the Federal Water Pollution Control Act (33 U.S.C. Sec. 1251 et seq.), all as presently in effect and as the same may hereafter be amended prior to the Closing Date, any regulation pursuant thereto, or any other law, ordinance, rule, regulation, order or directive addressing environmental issues of or by any Governmental Authority, and (iii) the term "Governmental Authority" shall mean the federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functionsAuthority. Except as set forth on Schedule 5.01(u) (as to which Seller shall be responsible to take all action necessary to bring such items into compliance, and shall indemnify Buyer with respect thereto), Seller hereby represents and warrants to Buyer that (i) no Hazardous Material is currently located at, in, on, under or about the Station or the Acquired Assets in a manner which constitutes a violation by Seller of any Environmental Requirement, or which requires cleanup or corrective action of any kind by Seller under any Environmental Requirement, (ii) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material from the Station or the Acquired Assets onto or into any other property or, to the best of Seller's knowledge, from any other property, onto or into the Station or the Acquired Assets has occurred or is occurring in a manner which constitutes a violation by Seller of any Environmental Requirement, or which requires cleanup or corrective action of any kind by Seller under any Environmental Requirement; and (iii) no notice of violation, lien, complaint, suit, order or other notice from any Governmental Authority relating to compliance with Environmental Requirements by the Station or the Acquired Assets is outstanding, nor has any such notice been issued to Seller which has not been fully satisfied and complied with in a timely fashion so as to bring the Station and the Acquired Assets into full compliance with all Environmental Requirements.

     (v) Insurance.  The insurance policies ofcoverage (which may be self
         ---------
insurance) relating to life, fire, liability, worker's compensation and other forms of insurance applicable to Seller's operation of the Station or to the Acquired Assets are in full force and effect, and areis of a kind and character customarily deemed to be adequate in respect of the operations of the Station and the Acquired Assets.

     5.02 Of Buyer.  Buyer represents and warrants to Seller and Stockholders as
          --------
follows: Buyer has full corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder; all corporate authorization necessary on the part of Buyer to authorize the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been obtained; the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not (i) violate or conflict with the articles of incorporation or bylaws of Buyer, (ii) conflict with or result (with lapse of time or giving of notice or both) in a breach, default, termination, acceleration, or forfeiture under any provision of any obligation, note, agreement, instrument or other document to which Buyer is a party or by which Buyer is otherwise bound, or (iii) violate any order, judgment, statute, rule or regulation applicable to Buyer or to any of Buyer's assets; no consent or approval by, or filing with, any governmental authority, foreign or domestic, is required in connection herewith, other than those which have been obtained or made; and this Agreement is the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.


                                 ARTICLE VI
                                 ----------

                           COVENANTS AND AGREEMENTS
                           ------------------------

     6.01 Employees.
          ---------

     (a) Except for those Employees who are parties to employment agreements with Seller that Buyer agrees to assume pursuant to Section ___, the employment of otherThe employment of the Employees will terminate on the Closing Date. Consistent with its normal practice in prior station acquisitions, Buyer agrees to interview for employment all current Employees, to afford said Employees priority of employment where their qualifications are substantially comparable with those of other applicants for employment, and to establish initial terms and conditions of employment that treat employees fairly and provide benefits comparable to those found in other television stations owned and operated by Buyer. Such benefits of Buyer include paid vacation, holidays, sick leave, jury duty, funeral leave, medical insurance, life insurance, and long term disability, and 401(k) Plan. Buyer further agrees to give current Employees whom it hires credit for their prior uninterrupted service at the Station for purposes of benefit entitlement calculation (and seniority) under Buyer's benefit plans and personnel policies. With respect to the current collective bargaining representative of Employees, Buyer agrees to recognize and bargain with said representative to the extent such recognition and bargaining may be required by the National Labor Relations Act. In this connection, Buyer agrees that if a majority of the production and maintenance employees whom it hires are former Employees in the bargaining unit represented by Seller, Buyer will recognize and bargain with said representative without the need for an election or other proceeding by the National Labor Relations Board. Nothing in this paragraph of intent shall be construed to create any third party beneficiary rights in favor of any person not a party to this Agreement or to constitute an offer of employment, employment agreement or condition of employment for any of the Station eEmployees.

   (b) Within sixty days aAfter the execution of this Agreement, Seller shall, at its expense, provide all notices to the extent required under the Worker Adjustment and Retraining NotificationARN Act.

     (c) Severance Obligations.  Seller shall be responsible for the payment of
         ---------------------
all severance benefits,if any, that are required to be paid to any employees of the StationEmployees who are not hired by Buyer as of the Closing. The purchase pPurchase Price will be increased by the amount, if any, by which payments made by Seller pursuant to this provision to such eEmployees exceeds $500,000.

     6.02 Inspection and Access.  Seller and Stockholders will at all times
          ---------------------
prior to the Closing Date at all reasonable business hours open the assets, books, accounting records, correspondence and files of Seller, and provide the assistance of the necessary Employees and Seller's accountants, for full and unrestricted examination by Buyer, its officers, attorneys, accountants and agents, with the right to make copies of such books, records and files and/or extracts therefrom. Seller and Stockholders will furnish to Buyer such additional financial and operating data and other available information regarding Seller as Buyer may reasonably request. Those books, records and files the possession of which is not being transferred to Buyer pursuant to this Agreement which relate to the Acquired Assets shall be preserved and maintained by Seller for three years after the Closing and those books, records and files relating to the Acquired Assets the possession of which is being transferred to Buyer hereunder shall be maintained and preserved by Buyer for a period of three years after the Closing. Each such party shall utilize its reasonable efforts to notify the other prior to destroying any of said books, records, and files. Each such party shall give to the other and its authorized representatives, during normal business hours, such access to such books and records retained by it as may be reasonably requested by the other party. Buyer acknowledges that Seller has agreed to retain the liability and expense of all actions and claims against Seller or the Station commenced, arising out of events which occurred or to the extent relating to periods prior to the Closing Date. After the Closing Date Buyer agrees to provide, upon reasonable notice during normal business hours, access to books, accounting records, correspondence and files of the Station and to provide assistance of the necessary employees for such purposes as Seller shall reasonably deem necessary or appropriate for the preparation, management and resolution of such actions and claims. Seller shall cooperate with Buyer in any actions Buyer may determine necessary to protect the extent and nature of disclosure of any information relating to the Station and the Business including, but not limited to, applications for protective orders. Seller shall direct, at Buyer's request, Price Waterhouse, Seller's independent certified public accountants, to disclose to Buyer any and all knowledge and information in their possession with respect to the financial statements of the Station previously provided by Seller (provided that Seller's accountants may require Buyer to keep such information confidential).

     6.03 Material Adverse Change.  Seller and Stockholders will promptly notify
          -----------------------
Buyer of any event of which either Seller or Stockholders obtain knowledge which has had or could reasonably be expected to have a material adverse effect on the Business.

     6.04 Other Taxes.  All sales, use, transfer and conveyance taxes and title,
          -----------
recording and similar fees payable or assessable in connection with or as a result of the sale and transfer contemplated by this Agreement shall be paid by the party that would customarily pay such taxes and fees in accordance with local custom in the locality in which the Acquired Assets are located. The cost of any title insurance policy obtained pursuant to any title commitment procured and delivered by Seller pursuant to Section ____3.04(d) shall be paid by Buyer.

     6.05 Conduct of Business.  Pending the Closing, Seller and Stockholders
          -------------------
agree that the Business will be operated in the ordinary and usual course in substantially the same manner as currently conducted, provided, however, that
                                                      --------  -------
Seller agrees not to enter into any agreement involving consideration in excess of $200,000 or any employment agreement involving consideration in excess of [$60,000]annual compensation in excess of $60,000 without Buyer's approval.

     6.06 Notification of Certain Matters.  Seller and Stockholders shall give
          -------------------------------
prompt notice to Buyer, and Buyer shall give prompt notice to Seller and Stockholders, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any failure on their respective parts to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by any of them under this Agreement.

     6.07 HSR Filing.  As promptly as practicable following the execution of
          ----------
this Agreement, Seller and Buyer shall make any and all filings required to be made on its part under the HSR Act Hart-Scott Rodino Antitrust
Improvements Act of 1976, as amended, ("HSR Act") or other applicable laws.
Each party shall furnish the other with a copy of any such filings promptly after filing. Each of Seller and Buyer agrees (a) to submit to the other party, prior to filing, any filings to be made by it under the HSR Act and to discuss with the other party any comments that the other party may have, and (b) to furnish to the other party any correspondence from or to, and notify each other of any other communications with, the Department of Justice and Federal Trade Commission that relates to filings contemplated in this Section and, to the extent practicable, to permit the other party to participate in any conferences with the Department of Justice and Federal Trade Commission. Any filing fees incurred by either party in connection with any filings under the HSR Act shall be paid one-half by Buyer and one-half by Seller.

     6.08 FCC Filing.  As promptly as practicable following the execution of
          ----------
this Agreement, Seller and Buyer shall join in the filing of appropriate applications with the FCC to obtain the FCC Orders and such other documents as may be required with respect to the FCC Orders, and will prosecute such applications with due diligence until final determination. Each of Buyer and Seller agrees that its portion of the application for the FCC Orders will not contain any untrue statement of a material fact or omit to state any fact required to be stated therein. The parties hereto agree to join in the filing of any requests to extend the FCC's consent as may be required so that the consent will remain in effect on the Closing Date. Seller and Buyer will each pay one-half of any fee that may be payable to the FCC with respect to the filing or granting of the applications with respect to the Station whether levied before or after the Closing Date. Seller and Buyer shall each otherwise be responsible for its own costs and expenses in complying with the foregoing requirements of this Section. Seller shall comply with the requirements of the FCC relating to notice and advertisement of the filing of such applications. In the event the FCC enters an order consenting to and approving the aforesaid assignment of the LFCC licenses and any person appeals or seeks reconsideration or review of or otherwise attacks such order and assignment before the FCC or in any judicial proceeding, then the Seller and Buyer each agree to defend such action and the order of the FCC diligently and in the utmost good faith, at its own cost and expense, in order that this Agreement may be finally consummated and closed upon the successful determination of any such litigation.

     6.09 Additional Documents.  Seller and Stockholders shall execute or cause
          --------------------
to be executed such documents, in addition to those delivered at the Closing, as may be necessary to confirm in Buyer title to the Acquired Assets and to carry out the purposes and intent of this Agreement.

     6.10 Assignment of Contracts, Rights, Etc.  Anything contained in this
          ------------------------------------
Agreement to the contrary notwithstanding, this Agreement shall not constitute an assignment or attempted assignment of any of the Assumed Contracts or any claim or right or any benefit arising thereunder or resulting therefrom if such an assignment or attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way materially adversely affect the rights of Buyer thereunder. Seller and Stockholders shall use reasonable efforts to obtain the consent of such third party to any of the foregoing in all cases in which such consent is required for assignment or transfer. If such consent is not obtained or if, notwithstanding such consent, an assignment or attempted assignment thereof would be ineffective or would materially adversely affect the rights or increase the obligations of Seller thereunder, or Buyer would not, in fact, receive all such rights, Seller and Stockholders will cooperate with Buyer to attempt to provide for Buyer the benefit thereunder. If and to the extent that such arrangements cannot reasonably be made, Buyer shall not have any liability or obligation with respect to such Assumed Contract, any other provision of this Agreement or any assumption agreement executed by Buyer to the contrary notwithstanding. Notwithstanding the foregoing, Seller shall not be relieved of its obligation to obtain the Required Consents, as required pursuant to Section 4.01(f).

     6.11 Allocation.  Prior to the Closing Date, Ernst & Young LLP (or such
          ----------
other person as Buyer and Seller shall agree to) shall prepare an allocation of the purchase price among the Acquired Assets in accordance with
Section 1060(a) of the Code and the treasury regulations thereunder. Both parties shall participate in the preparation of the allocation, but the determination of Ernst & Young LLP (or such other person) shall be binding on both parties. Both parties agree that they will not take any position on their respective income tax returns or any other document that is inconsistent with such allocation, and the parties shall duly prepare and timely file such reports and information as may be required under Section 1060 of the Code to report such allocation. [Buyer wants to allocate $105 million to Fidelity.]The fees of Ernst & Young LLP (or such other person) in preparing the allocation shall be paid one-half by Buyer and one-half by Seller.

     6.12 Bulk Sales Laws.  Buyer hereby waives compliance by Seller with the
          ---------------
requirements of any applicable bulk sales or transfer law, including but not limited to any tax bulk sales law and Seller and Stockholders agree to indemnify and hold Buyer harmless from and against any liability arising out of the failure to comply with any such law.

     6.13 Certain Understandings.  Buyer has received from Seller, Stockholders
          ----------------------
and their Affiliates and from Bear, Stearns & Co. Inc. certain projections and forecasts relating to the Business. Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) Buyer is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and forecasts so furnished to it, and (iii) Buyer shall not have any claim against Seller, Stockholders, Bear, Stearns & Co. Inc. or their respective Affiliates with respect thereto. Accordingly, Seller and Stockholders make no representations or warranties with respect to such projections and forecasts.

     6.14 Apportionments.  Buyer and Seller agree to apportion rents, equipment
          --------------
lease expenses, utility charges and real property taxes based on the Closing Date and the end of the applicable period for which any such charge is applicable. No later than 6 business days prior to the Closing Date, Seller shall deliver to Buyer Seller's estimate as of the Closing Date, of all apportionments required to be made at the Closing as of the Closing Date pursuant to this Section 6.14. Prior to Closing, Seller shall provide Buyer or Buyer's representatives with copies of such books and records as Buyer may reasonably request for purposes of verifying such apportionments. Buyer and Seller shall cooperate in good faith in determining the apportionments. As soon as practicable following the Closing Date, and in any event within 120 days thereafter, or at such other time as the parties mutually agree, Buyer shall deliver to Seller Buyer's calculation of apportionments as of the Closing Date, if different from those estimated at Closing. Buyer shall provide Seller or Seller's representatives access to copies of all books and records as Seller may reasonably request, during normal business hours upon reasonable notice, for purposes of verifying such apportionments. Buyer's calculation shall be final and conclusive unless objected to by Seller in writing within 15 days after delivery. Seller and Buyer shall cooperate in good faith to reach agreement as to the amount of the apportionments within 60 days after receipt by Buyer of such written objection by Seller, which agreement, if achieved, shall be binding upon both parties to this Agreement and not subject to dispute or review. If Seller and Buyer cannot reach agreement as to the amount of the apportionments within such 60 day period, Seller and Buyer shall promptly submit any disputed adjustment to a mutually satisfactory independent certified public accounting firm of national stature which has not been employed by either party hereto for a period of two years prior to the date of such referral. The determination of such firm shall be final and binding upon both parties to this Agreement and not subject to dispute or review. Any amounts due Buyer or Seller for apportionments shall be paid within ten days after final determination. All fees and expenses of the certified public accounting firm selected to resolve any dispute pursuant to this Section shall be paid one-half by Buyer and one-half by Seller.

     6.15 Financial Statements.  Seller shall deliver to Buyer (i) within
          --------------------
twenty-one days after the end of each calendar month ending between the date of this Agreement and the Closing Date, a statement of income and expense of the Station of such calendar month, (ii) promptly after the preparation thereof, any other financial information relating to the Station that Seller prepares for distribution to Stockholders, and (iii) promptly after Buyer's request therefor, any other financial information regularly prepared by Seller with respect to the Station that Buyer reasonably requests.

  6.16 Reporting Requirements.  Seller covenants and agrees that from
          ----------------------
time to time prior to the Closing Date, upon the request of Buyer, and at the expense of Buyer, Seller shall (i) make promptly available to Buyer such financial information with respect to the Station as Buyer may reasonably request in writing in order to prepare any financial statements and financial statement schedules relating to the Station which Buyer may be required to include in any registration statement, report or other document which it files with the Securities and Exchange Commission or any state securities commission, in appropriate form as provided by applicable federal or state securities laws and the rules and regulations promulgated thereunder, and shall direct its present certified public accountants, Price Waterhouse, to cooperate with Buyer in connection therewith, and (ii) use its commercially reasonably efforts to obtain promptly for Buyer any consent, report, opinion or letter of accounts required to be filed in connection therewith.


                                 ARTICLE VII
                                 -----------

                              GENERAL PROVISIONS
                              ------------------


     7.01 Indemnification.
          ---------------

     (a) Seller and Stockholders Indemnification.  Subject to Section 7.01(c)
         ---------------------------------------
and (d) below, Seller and Stockholders hereby agree, jointly and severally, to indemnify and hold Buyer and its Affiliates harmless from, against and in respect of any and all liabilities, losses, costs, payments, damages, claims, obligations, expenses (including, without limitation, reasonable attorney's fees) (collectively, "Claims") resulting from or arising out of or in connection with (i) any breach by Seller or Stockholders of any agreement herein; (ii) any breach of any representation or warranty set forth in this Agreement; (iii) any fine imposed upon the Station by the FCC in the current license renewal process or in connection with the pending Department of Justice investigation, in each case as described on Schedule 5.01(e); (iv) the failure to comply with any applicable bulk sales or transfer law pursuant to Section 6.13 hereunder;
(v) any transferee liability imposed on Buyer as a result of the acquisition of the Acquired Asset; or (vi) all liabilities of Seller and Stockholders that are not Assumed Liabilities.

     (b) Buyer Indemnification.  Subject to Section 7.01(c) and (d) below, Buyer
         ---------------------
hereby agrees to indemnify and hold Seller, Stockholders and their Affiliates harmless from, against and respect of any Claims resulting from or arising out of or in connection with (i) any breach by Buyer of any agreement herein; or
(ii) any breach of any representation or warranty set forth in this Agreement.

     (c) Indemnity Limits; Caps.  No claim by either Buyer, on the one hand, or
         ----------------------
Seller and Stockholders, on the other hand, shall be made for indemnification under this Section 7.01 unless, and only to the extent that, any Claim or the aggregate of all Claims (i) exceeds $5,000,000 and (ii) are less than Purchase Price. The foregoing limitation shall not apply to clause (iii) of Section 7.01(a) or with respect to Claims relating to a breach by Seller or Stockholder of the representations and warranties contained in Sections 5.01(f), (g)
(with respect to title), (h) (with respect to title) and (u).

     (d)  Indemnification Procedure.
          -------------------------

          (i) Notice.  Any party seeking indemnification (an "Indemnified
              ------
     Party") with respect to any Claim shall give notice thereof to the party required to provide indemnity hereunder (the "Indemnifying Party") within 15 business days after receipt by the Indemnified Party of notice of any demand, claim, or circumstances which could give rise to a claim, or the commencement (or threatened commencement) of any action, proceeding, or investigation, which could give rise to a right to indemnification pursuant to this Section 7.01. Notwithstanding the foregoing, (x) no Indemnified Party shall have any obligation to give any notice of any asserted liability by a third party unless such assertion is in writing, and (y) the rights of any Indemnified Party to be indemnified in respect of any Claim resulting from the asserted liability shall not be adversely affected by the Indemnified Party's failure to give or delay in giving notice unless (and then only to the extent that) the Indemnifying Party is materially prejudiced thereby.

          (ii) Defense.  If any claim, demand or liability is asserted by any
               -------
     third party against any Indemnified Party, the Indemnifying Party shall have the right to defend the same with counsel of the Indemnifying Party's choice at its expense. The Indemnified Party shall provide reasonable cooperation in connection with such defense. In the event that the Indemnifying Party desires to compromise or settle any such claim, the Indemnified Party shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of the Indemnified Party, and the Indemnified Party withholds its consent to such compromise or settlement, the parties agree that (1) the Indemnifying Party's liability shall be limited to the amount of the proposed settlement and the Indemnifying Party shall thereupon be relieved of any further liability with respect to such claim, and (2) from and after such date, the Indemnified pParty will undertake all legal costs and expenses in connection with any such claim. If the Indemnifying Party fails to defend any claim within a reasonable time, the Indemnified Party shall be entitled to assume the defense thereof, and the Indemnifying Party shall be liable to the Indemnified Pparty for its expenses reasonably incurred, including attorney's fees and payment of any settlement amount or judgment. If the Indemnifying Party neglects or refuses to defend the Indemnified Party after reasonable notice, a recovery against the latter suffered by it in good faith is conclusive in its favor against the Indemnifying Party. The Indemnified Party shall have the right to employ counsel in any such lawsuit or action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless
     (x) the Indemnifying Party agrees in writing to bear such fees and expenses, (y) the Indemnifying Party shall have been provided an opinion of counsel to the Indemnified Party to the effect that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action, or (z) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such action. The parties shall cooperate in the defense of all third-party claims which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the other party, any books, records or other documents within its control that are necessary or appropriate for such defense. The Indemnifying Party shall not be liable in the event of any settlement or compromise entered into by the Indemnified

     Party without its prior written consent, which consent shall not be unreasonably withheld.

     7.02 Brokers and Expenses.  Buyer and Seller represent to each other that
          --------------------
no broker or other person is entitled to any fee or commission in connection with the negotiation or consummation of the transactions herein contemplated, except for Bear, Stearns & Co. Inc.. Seller shall be obligated to pay all amounts owing to Bear, Stearns & Co. Inc.s.

     7.03 Termination.  This Agreement may be shall terminated by
          -----------
either party upon written notice to the other if the Closing shall not occur for any reason whatsoever by October 31, _____, 1996 or may be terminated by the mutual agreement of the parties hereto or:

     (a) by Buyer, if any event occurs which would render impossible the satisfaction of one or more conditions set forth in Section 4.01to the obligations of Buyer to consummate the transactions contemplated by this Agreement; or

     (b) by Seller or Stockholders, if any event occurs which would render impossible the satisfaction of one or more conditions set forth in Section 4.02.

     In the event that the Agreement shall terminate or be terminated pursuant to the foregoing, the parties hereto shall have no further liabilities or obligations hereunder except for (a) the provisions of Section 7.02, 7.08 and 7.14, and (b) any breach of this Agreement which may have occurred prior to such termination or as otherwise expressly provided herein. If Seller defaults in the performance of its obligations under this Agreement, Buyer shall be entitled, in addition to any other remedies that may be available, to seek obtain specific performance of the terms of this Agreement. In the event
Buyer breaches its obligations under this Agreement as a direct result of: (a) a material adverse change in the financial markets that makes it generally impracticable to obtain financing of this magnitude; (b) any action by any Government Authority in respect of its monetary affairs which has or would make it impossible to proceed with Closing; or (c) a banking moratorium has been declared by a state or federal authority making it impossible to proceed with

Closing, Buyer and Seller agree that Buyer shall compensate Seller for its damages as a result of such breach; provided, that Seller agrees that such compensation shall not exceed $35 million. The foregoing limitation on damages is designed to specifically address the remedy for a Buyer breach as a direct result of the items listed in (a), (b) or (c) above and that the parties' agreement to the above limitation shall expressly not apply to any other breach by Buyer of this Agreement.


     7.04 Notices.  All notices, requests, consents, demands, waivers and other
          -------
communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by telecopier or mailed first-class, postage prepaid, by registered or certified mail as follows:

     (a)  If to Buyer, to:

          Young Broadcasting Inc.
          599 Lexington Avenue
          New York, New York  10022
          Attention:  Vincent J. Young, Chairman
          Telecopier:  (212) 758-1229

          with a copy to:

          Cooperman Levitt Wincikoff Lester & Newman, P.C.
          800 Third Avenue
          New York, New York  10022
          Attention:  Robert L. Winckoffikoff, Esq.
          Telecopier:  (212) 755-2839

     (b) If to Stockholders or Seller, to:

          The Walt Disney Company
          500 South Buena Vista Street
          Burbank, California  91521
          Attention:  General Counsel
          Telecopier:  (818) 563-4160

     7.05 Schedules and Exhibits; Entirety of Agreement.  Each schedule and
          ---------------------------------------------
exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement. This Agreement, together with such schedules and exhibits, states the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, drafts and understandings with respect thereto.

     7.06 Amendment.  This Agreement may be modified or amended only by an
          ---------
instrument in writing, duly executed by the parties hereto.

     7.07 Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties in this Agreement, or in any document delivered pursuant hereto, shall survive the Closing hereunder and shall be deemed to be material and relied upon, notwithstanding any investigation by any of the parties hereto, for a period of one year from the date of Closing; provided, however, that all such representations and warranties shall survive for Claims which are asserted on or before the first anniversary date of the Closing hereunder. Nothwithstanding the foregoing, the representations and warranties set forth in Sections 5.01(f), (g) (with respect to title), (h) (with respect to title) and (vu) shall survive for the applicable statute of limitations period.

     7.08 Confidentiality.  All information delivered to Buyer or otherwise
          ---------------
disclosed in writing as confidential by any party (or its representatives) before or after the date hereof, in connection with the transactions contemplated by this Agreement, to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such persons other than as contemplated by this Agreement, except to the extent that such information (i) was otherwise publicly available or known by the recipient when received, (ii) is or hereafter becomes lawfully obtainable from third parties not related to Buyer or its Affiliates, (iii) is necessary to disclose to a Governmental Authority having jurisdiction over the parties, (iv) is required by law, judicial process or the applicable rules of any stock exchange to be disclosed or included in SEC filings in connection with any financing transaction or (v) to the extent such duty as to confidentiality is waived in writing by the other party.

     7.09 Assignability.  This Agreement shall not be assignable by any of the
          -------------
parties hereto without the prior written consent of the other parties, provided that Buyer may assign to a Subsidiary.his Agreement to a subsidiary of Buyer without the prior written consent of Seller or Stockholders, provided that no such assignment shall relieve Buyer of any of its obligations hereunder.

     7.10 Waiver.  No waiver by any party of any condition or of any invalidity
          ------
or breach of any term, covenant, representation or warranty contained in this Agreement shall be deemed or construed as a further or continuing waiver of such condition, term, covenant, representation or warranty.

     7.11 Counterparts. For the convenience of the parties any number of
          ------------
counterparts hereof may be executed and each such executed counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

     7.12 Severability.  If any provision of this Agreement is held to be
          ------------
illegal, invalid or unenforceable under present or future laws in effect during the term hereof, such provision shall be modified rather than voided, if possible, in order to achieve as perfectly as possible the intent of the parties hereto, and all other provisions of this Agreement shall remain valid and enforceable to their full extent.

     7.13 Headings.  The headings in this Agreement are inserted for convenience
          --------
only and shall not constitute a part hereof.

     7.14 Expenses.  The parties hereto shall pay their own costs and expenses,
          --------
including all legal and accounting fees, relating to this Agreement, the negotiations relating thereto, any investigations or reviews made in connection therewith and the transactions contemplated hereby. Seller shall pay for the preliminary title report referenced in Section 5.01(h). Buyer shall pay the title insurance policy cost and other title insurance related expenses.

     7.15 Publicity.  The parties hereto agree that no public release or
          ---------
announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the other parties, except as such release or announcement may be required by law or applicable regulations.

     7.16 Applicable Law.  This Agreement and the legal relations between the
          --------------
parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.

     7.17 Risk of Loss.  The risk of loss or damage by fire or other casualty or
          ------------
cause to the Acquired Assets until the Closing shall be upon Seller. In the event of such loss or damage prior to the Closing, Seller shall promptly restore, replace or repair the damaged assets to their previous condition at Seller's sole cost and expense. In the event such loss or damage shall not be restored, replaced or repaired by the Closing Date, Buyer shall proceed with the Closing and receive a purchase price reduction equal to the replacement value of such damaged assets but without further recourse against Seller as a result of such loss or damage.

     7.18 Further Acts.  Buyer and Seller shall, without further consideration,
          ------------
execute and deliver such further instruments and documents and do such other acts and things as the other may reasonably request in order to confirm the transactions contemplated by this Agreement.

  7.19 Indemnity Escrow.  At the Closing, Seller shall deposit
          ----------------
$10,000,000 of the Purchase Price ("Indemnity Escrow Amount") with a financial institution located in New York, New York, reasonably acceptable to Buyer and Seller, as escrow agent (the "Indemnity Escrow Agent"), pursuant to an Indemnity Escrow Agreement in form reasonably acceptable to Buyer, Seller and the Indemnity Escrow Agent, to secure Buyer's rights with respect to indemnification by Seller and the Stockholders under this

Agreement. The Indemnity Escrow Agreement shall provide, among other things, (i) for the release to Seller after 6 months after the Closing Date, of one-half of the Indemnity Escrow Amount, less the amount of any claims theretofore paid to Buyer or which remain unresolved at such date, for the release to Seller after the first anniversary of the Closing Date. The remaining balance of the Indemnity Escrow Amount, less the amount of any claims theretofore paid to Buyer or which remain unresolved at such date, and for the release to Seller, after the third anniversary of the Closing Date, the entire balance of the Indemnity Escrow Amount, and (ii) that Buyer and Seller shall use good faith efforts to mutually resolve any claims made by Buyer.

                          [LEFT BLANK INTENTIONALLY]

 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


YOUNG BROADCASTING INC.             KCAL BROADCASTING, INC.


By: /s/ Vincent Young     By: /s/ Thomas Q. Staggs
   ---------------------      --------------------
    Name: Vincent Young       Name: Thomas Q. Staggs
    Title: Chairman           Title: Vice President



                                    KCAL-TV, INC.


                                    By:/s/ Thomas Q. Staggs
                                       -------------------------
                                       Name: Thomas Q. Staggs
                                       Title: Vice President



                                    DISNEY ENTERPRISES, INC.


                                    By: /s/ Thomas Q. Staggs
                                       -----------------------------
                                       Name: Thomas Q. Staggs
                                       Title: Senior Vice President

                                      -40-